EXHIBIT 4.4

                        COMMON STOCK AND WARRANT PURCHASE

                                    AGREEMENT




                            DATED AS OF MAY __, 2006




                                 BY AND BETWEEN




                               NUTRITION 21, INC.


                                       AND




                          CD INVESTMENT PARTNERS, LTD.



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                                TABLE OF CONTENTS

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ARTICLE I           Purchase and Sale of Common Stock and Warrant.................................................1
         Section 1.1          Purchase and Sale of Common Stock and Warrant.......................................1
         Section 1.2          Purchase Price and Closing..........................................................1

ARTICLE II          Representations and Warranties................................................................2
         Section 2.1          Representations and Warranties of the Company.......................................2
         Section 2.2          Representations and Warranties of the Purchaser....................................13

ARTICLE III         Covenants....................................................................................15
         Section 3.1          Securities Compliance..............................................................15
         Section 3.2          Registration and Listing...........................................................15
         Section 3.3          Inspection Rights..................................................................16
         Section 3.4          Compliance with Laws...............................................................16
         Section 3.5          Keeping of Records and Books of Account............................................16
         Section 3.6          Reporting Requirements.............................................................16
         Section 3.7          Other Agreements...................................................................16
         Section 3.8          Use of Proceeds....................................................................17
         Section 3.9          Reporting Status; Form S-3 Eligibility.............................................17
         Section 3.10         Disclosure of Transaction..........................................................17
         Section 3.11         Disclosure of Material Information.................................................18
         Section 3.12         Form D.............................................................................18
         Section 3.13         No Integrated Offerings............................................................18
         Section 3.14         Pledge of Securities...............................................................18
         Section 3.15         Confidentiality....................................................................18
         Section 3.16         Best Efforts.......................................................................19

ARTICLE IV          Conditions...................................................................................18
         Section 4.1          Conditions Precedent to the Obligation of the Company to Close and
                              to Sell the Securities.............................................................18
         Section 4.2          Conditions Precedent to the Obligation of the Purchaser to Close
                              and to Purchase the Securities.....................................................19

ARTICLE V           Certificate Legend...........................................................................21
         Section 5.1          Legend.............................................................................21

ARTICLE VI          Indemnification..............................................................................22
         Section 6.1          General Indemnity..................................................................22
         Section 6.2          Indemnification Procedure..........................................................22

ARTICLE VII         Miscellaneous................................................................................23
         Section 7.1          Fees and Expenses..................................................................23
         Section 7.2          Specific Performance; Consent to Jurisdiction; Venue...............................24
         Section 7.3          Entire Agreement; Amendment........................................................24
         Section 7.4          Notices............................................................................24
         Section 7.5          Waivers............................................................................25
         Section 7.6          Headings...........................................................................25
         Section 7.7          Successors and Assigns.............................................................26
         Section 7.8          No Third Party Beneficiaries.......................................................26
         Section 7.9          Governing Law......................................................................26
         Section 7.10         Survival...........................................................................26
         Section 7.11         Counterparts.......................................................................26
         Section 7.12         Publicity..........................................................................26
         Section 7.13         Severability.......................................................................26
         Section 7.14         Further Assurances.................................................................27

                   COMMON STOCK AND WARRANT PURCHASE AGREEMENT

      This COMMON STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement"), dated as of May __, 2006 by and between Nutrition 21, Inc., a New York corporation (the "Company"), and CD Investment Partners, Ltd., a Cayman Islands company (the "Purchaser"), for the purchase and sale of shares of the Company's common stock, par value $.005 per share (the "Common Stock") by the Purchaser.

      The parties hereto agree as follows:

                                   ARTICLE I

                  PURCHASE AND SALE OF COMMON STOCK AND WARRANT

            Section 1.1 Purchase and Sale of Common Stock and Warrant.

            (a) Upon the following terms and conditions, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, an aggregate of ____________ shares of Common Stock (the "Shares") at a price per share of $1.80 (the "Per Share Purchase Price") for an aggregate purchase price of $____________ (the "Purchase Price"). The Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), including Regulation D ("Regulation D"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

            (b) Upon the following terms and conditions and for no additional consideration, the Purchaser shall be issued a warrant, in substantially the form attached hereto as Exhibit A (the "Warrant"), to purchase the number of shares of Common Stock equal to ___________ percent (___%) of the Shares. The Warrant shall expire five (5) years from the Closing Date and shall have an exercise price per share equal to the Warrant Price (as defined in the Warrant). Any shares of Common Stock issuable to the Purchaser upon exercise of the Warrant (and such shares when issued) are herein referred to as the "Warrant Shares." The Shares, the Warrant and the Warrant Shares are sometimes collectively referred to herein as the "Securities."

            Section 1.2 Purchase Price and Closing. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase the Shares and the Warrant. The closing of the purchase and sale of the Shares and Warrant to be acquired by the Purchaser from the Company under this Agreement shall take place at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036 (the "Closing") at such time and on such date as the Purchaser and the Company may agree upon (the "Closing Date"), provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith. The Company shall deliver or cause to be delivered to the Purchaser (i) a certificate registered in the name of the Purchaser representing the Shares within three (3) Trading Days (as defined in Section 3.10 hereof) following the Closing, (ii) the Warrant to purchase __________ Warrant Shares within three (3) Trading Days following the Closing, and (iii) any other deliveries as required by Article IV at the Closing. At the Closing, the Purchaser shall deliver the Purchase Price by wire transfer to an account designated by the Company.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

            Section 2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows, as of the date hereof and the Closing Date, except as set forth in the Commission Documents (as defined in section 2.1(f) hereof) with respect to each subsection below or on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein:

            (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any Subsidiaries (as defined in Section 2.1(g)) or own securities of any kind in any other entity except as set forth on Schedule 2.1(g) hereto. The Company and each such Subsidiary (as defined in Section 2.1(g)) is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any effect on the business, results of operations, prospects, assets or condition (financial or otherwise) of the Company that is material and adverse to the Company and its Subsidiaries, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company from entering into and performing any of its obligations under the Transaction Documents (as defined below) in any material respect.

            (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Warrant and that certain Registration Rights Agreement by and between the Company and the Purchaser, dated as of the date hereof, substantially in the form of Exhibit B attached hereto (the "Registration Rights Agreement" and, together with this Agreement and the Warrant, the "Transaction Documents") and to issue and sell the Securities in accordance with the terms hereof and to complete the transactions contemplated by the Transaction Documents. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and, except as set forth on Schedule 2.1(b), no further consent or authorization of the Company, its Board of Directors or stockholders is required. When executed and delivered by the Company, each of the Transaction Documents shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

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            (c) Capitalization. The authorized capital stock of the Company as of the date hereof is set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Common Stock and any other outstanding security of the Company have been duly and validly authorized and validly issued, fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act, or pursuant to valid exemptions therefrom. Except as set forth in this Agreement and as set forth on Schedule 2.1(c) hereto, no shares of Common Stock or any other security of the Company are entitled to preemptive rights, registration rights, rights of first refusal or similar rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and as set forth on
Schedule 2.1(c) hereto, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided on Schedule 2.1(c) hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except as set forth on Schedule 2.1(c), the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company. Except as disclosed on Schedule 2.1(c), (i) there are no outstanding debt securities, or other form of material debt of the Company or any of its Subsidiaries, (ii) there are no contracts, commitments, understandings, agreements or arrangements under which the Company or any of its Subsidiaries is required to register the sale of any of their securities under the Securities Act, (iii) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings, agreements or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (iv) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities, (v) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements, or any similar plan or agreement and (vi) as of the date of this Agreement, except as set forth in filings made with the Commission, to the Company's and each of its Subsidiaries' knowledge, no Person (as defined below) or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) or has the right to acquire by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the Common Stock. Any Person with any right to purchase securities of the Company that would be triggered as a result of the transactions contemplated hereby or by any of the other Transaction Documents has waived such rights or the time for the exercise of such rights has passed, except where failure of the Company to receive such waiver would not have a Material Adverse Effect. Except as set forth on Schedule 2.1(c), there are no options, warrants or other outstanding securities of the Company (including, without limitation, any equity securities issued pursuant to any Company Plan) the vesting of which will be accelerated by the transactions contemplated hereby or by any of the other Transaction Documents. Except as set forth in Schedule 2.1(c), none of the transactions contemplated by this Agreement or by any of the other Transaction Documents shall cause, directly or indirectly, the acceleration of vesting of any options issued pursuant the Company's stock option plans.

            (d) Issuance of Securities. The Shares and the Warrant to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof and the Warrant, respectively, the Shares and the Warrant Shares will be validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

            (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Company's Certificate of Incorporation (the "Certificate") or Bylaws (the "Bylaws"), each as amended to date, or any Subsidiary's comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries' respective properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in all cases, other than violations pursuant to clauses (i) or
(iii) (with respect to federal and state securities laws) above, except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Securities in accordance with the terms hereof (other than any filings, consents and approvals which may be required to be made by the Company under applicable state and federal securities laws, rules or as may be required for the Company to carry out its obligations under the Registration Rights Agreement).

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            (f) Commission Documents, Financial Statements. The Common Stock of
the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, except as disclosed on Schedule 2.1(f) hereto, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "Commission") pursuant to the reporting requirements of the Exchange Act, including pursuant to Sections 13, 14 or 15(d) thereof (all of the foregoing and all exhibits included therein and financial statement and schedules thereto, including filings incorporated by reference therein being referred to herein as the "Commission Documents"). At the times of their respective filings, the Form 10-Q for the fiscal quarters ended December 31, 2005, September 30, 2005, and March 31, 2005 (collectively, the "Form 10-Q") and the Form 10-K for the fiscal year ended June 30, 2005 (the "Form 10-K") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and the Form 10-Q and Form 10-K at the time of their respective filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents were complete and correct in all material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the Notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

            (g) Subsidiaries. Schedule 2.1(g) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such Subsidiary. For the purposes of this Agreement, "Subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence except as set forth on Schedule 2.1(g) hereto. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

            (h) No Material Adverse Change. Since June 30, 2005, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed on
Schedule 2.1(h) hereto.

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            (i) No Undisclosed Liabilities. Except as disclosed on Schedule
2.1(i) hereto, since June 30, 2005, neither the Company nor any of its Subsidiaries has incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company's or its Subsidiaries respective businesses or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. Since June 30, 2005, none of the Company or any of its Subsidiaries has participated in any transaction material to the condition of the Company which is outside of the ordinary course of its business.

            (j) No Undisclosed Events or Circumstances. Since June 30, 2005, except as disclosed on Schedule 2.1(j) hereto, no event or circumstance exists with respect to the Company or its Subsidiaries or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

            (k) Indebtedness. The Commission Documents or Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $300,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of liabilities for borrowed money of others in excess of $100,000, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

            (l) Title to Assets. Each of the Company and the Subsidiaries has good and valid title to all of its real and personal property reflected in the Commission Documents, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated on Schedule 2.1(l) hereto or such that, individually or in the aggregate, do not cause a Material Adverse Effect. All such leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.

            (m) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth on Schedule 2.1(m) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any officers or directors of the Company or any Subsidiary in their capacities as such, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (n) Compliance with Law. The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth on Schedule 2.1(n) hereto or such that, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (o) Taxes. Except as set forth on Schedule 2.1(o) hereto, the Company and each of the Subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. Except as disclosed on Schedule 2.1(o) hereto, none of the federal income tax returns of the Company or any Subsidiary has been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

            (p) Certain Fees. Except as set forth on Schedule 2.1(p) hereto, the Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

            (q) Disclosure. Neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

            (r) Operation of Business. Except as set forth on Schedule 2.1(r) hereto, the Company and each of the Subsidiaries owns or possesses the rights to use all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted without any conflict or infringement with the rights of others.

            (s) Environmental Compliance. Except as disclosed on Schedule 2.1(s) hereto, the Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except as set forth on Schedule 2.1(s) hereto, the Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its Subsidiaries, except for such instances as would not individually or in the aggregate have a Material Adverse Effect. The Company and each of its Subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or would be reasonably likely to violate any Environmental Law after the Closing or that would be reasonably likely to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including, without limitation, underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

            (t) Books and Records; Internal Accounting Controls. The records and documents of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and its Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Except as set forth on Schedule 2.1(t) hereto, there are no significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that would reasonably be expected to adversely affect the Company's ability to record, process, summarize and report financial information, and there is no fraud, whether or not material, that involves management or, to the knowledge of the Company, other employees who have a significant role in the Company's internal controls and the Company has provided to the Purchaser copies of any written materials relating to the foregoing.

            (u) Material Agreements. Except for the Transaction Documents (with respect to clause (i) of this Section 2.1(u) only) or as would not be reasonably likely to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries have performed all obligations required to be performed by them to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, filed or required to be filed with the Commission (the "Material Agreements"), (ii) neither the Company nor any of its Subsidiaries has received any notice of default under any Material Agreement and, (iii) to the best of the Company's knowledge, neither the Company nor any of its Subsidiaries is in default under any Material Agreement.

            (v) Transactions with Affiliates. Except as set forth on Schedule 2.1(v) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, any Subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any person owning any capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the Commission Documents or in the Company's most recently filed definitive proxy statement on Schedule 14A, that is not so disclosed in the Commission Documents or in such proxy statement.

            (w) Securities Act of 1933. Based in material part on the accuracy and completeness of the representations and warranties of the Purchaser contained in Section 2.2 hereof, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

            (x) Governmental Approvals. Except as set forth on Schedule 2.1(x) hereto, and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Securities, or for the performance by the Company of its obligations under the Transaction Documents.

            (y) Employees; Labor Relations. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth on Schedule 2.1(y) hereto. Except as set forth on Schedule 2.1(y) hereto, neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary required to be disclosed in the Commission Documents that is not so disclosed. Since June 30, 2005, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary. Except as could not reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice, (ii) there is no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, and (iii) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or contract.

            (z) Absence of Certain Developments. Except as disclosed on Schedule 2.1(z) hereto, since June 30, 2005, neither the Company nor any Subsidiary has:

                  (i) issued any stock, bonds or other corporate securities or any right, options or warrants with respect thereto;

                  (ii) borrowed any amount in excess of $300,000 or incurred or become subject to any other liabilities in excess of $100,000 (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the business of the Company and its Subsidiaries;

                  (iii) discharged or satisfied any lien or encumbrance in excess of $250,000 or paid any obligation or liability (absolute or contingent) in excess of $250,000, other than current liabilities paid in the ordinary course of business;

                  (iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock, in each case in excess of $50,000 individually or $100,000 in the aggregate;

                  (v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, in each case in excess of $100,000, except in the ordinary course of business;

                  (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchaser or its representatives;

                  (vii) suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

                  (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

                  (ix) made capital expenditures or commitments therefor that aggregate in excess of $100,000;

                  (x) entered into any material transaction, whether or not in the ordinary course of business;

                  (xi) made charitable contributions or pledges in excess of $10,000;

                  (xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

                  (xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

                  (xiv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

            (aa) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its Subsidiaries which is or would be materially adverse to the Company and its Subsidiaries. The execution and delivery of this Agreement and the issuance and sale of the Securities will not involve any transaction which is subject to the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended. As used in this Section 2.1(cc), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

            (bb) Independent Nature of Purchaser. The Company acknowledges that the obligations of the Purchaser under the Transaction Documents are several and not joint with the obligations of any third party purchaser of the Company's securities, and the Purchaser shall not be responsible in any way for the performance of the obligations of any third party purchaser of the Company's securities. The Company acknowledges that the decision of the Purchaser to purchase Securities pursuant to the Transaction Documents has been made by the Purchaser independently of any third party purchaser of the Company's securities. The Company acknowledges that nothing contained herein or in any other Transaction Document or any agreement of any such third party purchaser, and no action taken by the Purchaser pursuant to any of the Transaction Documents or any such third party purchaser pursuant thereto, shall be deemed to constitute the Purchaser and any third party purchaser of the Company's securities as a partnership, an association, a joint venture or any other kind of entity or group, or create a presumption that the Purchaser and any such third party purchaser of the Company's securities are in any way acting in concert or as a group with respect to any matters. To the extent that any such third party purchasers purchase the same or similar securities as the Purchaser hereunder or on the same or similar terms and conditions or pursuant to the same or similar documents, all such matters are solely in the control of the Company, not the action or decision of the Purchaser, and would be solely for the convenience of the Company.

            (cc) Anti-takeover Device. Neither the Company nor any of its Subsidiaries has any outstanding shareholder rights plan or "poison pill" or any similar arrangement. There are no provisions of any anti-takeover or business combination statute applicable to the Company, the Certificate of Incorporation and the Bylaws which would preclude the issuance and sale of the Securities, the reservation for issuance of the Warrant Shares and the consummation of the other transactions contemplated by this Agreement or any of the other Transaction Documents.

            (dd) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings if such other offering, if integrated, would cause the offer and sale of the Securities not to be exempt from registration pursuant to Regulation D and Rule 506 thereof under the Securities Act. The Company does not have any registration statement pending before the Commission or currently under the Commission's review and except as set forth on Schedule 2.1(dd) hereto, since November 1, 2005, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

            (ee) Sarbanes-Oxley Act(ff) . The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations promulgated thereunder, that are effective and for which compliance by the Company is required as of the date hereof and intends to comply with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions or the date by which compliance therewith by the Company is required.

            (gg) Delisting Notification. Since November 9, 2005, the Company has not received notice (written or oral) from the Nasdaq Capital Market to the effect that the Company is not in compliance with the listing or maintenance requirements of such market and the Company has no reason to believe that it will be delisted in the foreseeable future.

            (hh) Investment Company Act Status. The Company is not, and as a result of and immediately upon the Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            Section 2.2 Representations and Warranties of the Purchasers. The Purchaser hereby represents and warrants to the Company as follows as of the date hereof and as of the Closing Date:

            (a) Organization and Standing of the Purchasers. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization.

            (b) Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Securities being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Purchaser or its Board of Directors or stockholders is required. When executed and delivered by the Purchaser, the other Transaction Documents shall constitute valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

            (c) No Conflict. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated thereby and hereby do not and will not (i) violate any provision of the Purchaser's charter or organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser is a party or by which the Purchaser's properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Purchaser or by which any property or asset of the Purchaser are bound or affected, except, in all cases, other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect the Purchaser's ability to perform its obligations under the Transaction Documents.

            (d) Acquisition for Investment. The Purchaser is purchasing the Shares and Warrant and will purchase the Warrant Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. The Purchaser does not have a present intention to sell any of the Shares, the Warrant or Warrant Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Shares, the Warrant or the Warrant Shares to or through any person or entity; provided, however, that by making the representations herein, the Purchaser does not agree to hold the Shares, the Warrant or the Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Shares, the Warrant or the Warrant Shares at any time in accordance with Federal and state securities laws applicable to such disposition. The Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that the Purchaser is capable of evaluating the merits and risks of the Purchaser's investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities, (iii) has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation and (iv) has reviewed or has had the opportunity to review the Commission Documents and any other filings made by the Company with the Commission which are available to the public by accessing the Commission's website at http://www.sec.gov, including the risk factors set forth in the Commission Documents.

            (e) Rule 144. The Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. The Purchaser acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that the Purchaser has been advised that Rule 144 permits resales only under certain circumstances. The Purchaser understands that to the extent that Rule 144 is not available, the Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

      t 12 (f) General. The purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Securities. The Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

            (g) No General Solicitation. The Purchaser acknowledges that the Securities were not offered to the Purchaser by means of any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or any seminar or meeting to which the Purchaser was invited by any of the foregoing means of communications.

            (h) Accredited Investor. The Purchaser is an "accredited investor" (as defined in Rule 501 of Regulation D), and the Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and the Purchaser is not a broker-dealer. The Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk. The Purchaser has completed or caused to be completed the Stock Certificate and Warrant Questionnaire and the Registration Statement/Suitability Questionnaire attached hereto as Exhibit C and Exhibit D, respectively. The Purchaser understands that the Company is relying upon the truth and accuracy of such information set forth in the Registration Statement/Suitability Questionnaire to determine the suitability of the Purchaser to acquire the Securities.

            (i) Certain Fees. The Purchaser has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

            (j) Independent Investment. The Purchaser has not agreed to act with any third party purchaser of the Company's securities for the purpose of acquiring, holding, voting or disposing of the Securities purchased hereunder for purposes of Section 13(d) under the Exchange Act, and the Purchaser is acting independently with respect to its investment in the Securities.

            (k) Prohibited Transactions. During the thirty (30) days preceding the date hereof, neither the Purchaser nor any affiliate of the Purchaser, foreign or domestic, has, directly or indirectly, effected or agreed to effect any Short Sale (as defined below), whether or not against the box, established any "put equivalent position" (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, borrowed or pre-borrowed any shares of Common Stock, or granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a "Prohibited Transaction"). Prior to the earliest to occur of (i) the termination of this Agreement, (ii) the effective date of the Registration Statement (as defined in the Registration Rights Agreement) or (iii) the Effectiveness Date (as defined in the Registration Rights Agreement), the Purchaser shall not, and shall cause its affiliates not to, engage, directly or indirectly, in (a) a Prohibited Transaction nor (b) any sale, assignment, pledge, hypothecation, put, call, or other transfer of any of the shares of Common Stock, the Warrant or other securities of the Company acquired hereunder. For purposes hereof, "Short Sale" shall mean all "short sales" as defined in Rule 200 of Regulation SHO under the Exchange Act.

                                  ARTICLE III

                                    COVENANTS

      The Company covenants with the Purchaser as follows, which covenants are for the benefit of the Purchaser and its respective permitted assignees.

            Section 3.1 Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchaser, or its respective subsequent holders. Section
3.2.......Registration and Listing. The Company shall cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act, to comply with all requirements related to any registration statement filed pursuant to this Agreement, and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the Nasdaq Capital Market or any successor market. The Company will promptly file the "Listing Application" for, or in connection with, the issuance and delivery of the Shares and the Warrant Shares.

            Section 3.3 Inspection Rights. The Company shall permit, during normal business hours and upon reasonable request and reasonable notice, the Purchaser or any employees, agents or representatives thereof, so long as the Purchaser shall be obligated hereunder to purchase the Shares or shall beneficially own any Shares or Warrant Shares, which in the aggregate, represent more than two percent (2%) of the total combined voting power of all voting securities of the Company then outstanding, for purposes reasonably related to the Purchaser's interests as a stockholder to examine and make reasonable copies of the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors, and key employees.

            Section 3.4 Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which would be reasonably likely to have a Material Adverse Effect.

            Section 3.5 Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries.

            Section 3.6 Reporting Requirements. If the Commission ceases making the Company's periodic reports available via the Internet without charge, then the Company shall, promptly after filing with the Commission, furnish the following to the Purchaser so long as the Purchaser shall be obligated hereunder to purchase the Securities or shall beneficially own Shares or Warrant Shares:

            (a) Quarterly Reports filed with the Commission on Form 10-Q;

            (b) Annual Reports filed with the Commission on Form 10-K; and

            (c) Copies of all notices, information and proxy statements in connection with any meetings, that are, in each case, provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

            Section 3.7 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company or any Subsidiary to perform its obligations under any Transaction Document.

            Section 3.8 Use of Proceeds. The net proceeds from the sale of the Shares will be used by the Company for working capital and general corporate purposes and not to redeem any Common Stock or securities convertible, exercisable or exchangeable into Common Stock or to settle any outstanding litigation.

            Section 3.9 Reporting Status; Form S-3 Eligibility. So long as the Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of the Purchaser, the Company shall deliver to the Purchaser a written certification of a duly authorized officer as to whether it has complied with such requirements. The Company currently meets, and will use its best efforts to take all necessary action to continue to meet, the "registrant eligibility" requirements set forth in the general instructions to Form S-3 applicable to "resale" registrations on Form S-3 during the Effectiveness Period (as defined in the Registration Rights Agreement).

            Section 3.10 Disclosure of Transaction. The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the "Press Release") as soon as practicable after the Closing Date but in no event later than one hour after the Closing; provided, however, that if the Closing occurs after 4:00 P.M. Eastern Time on any Trading Day, the Company shall issue the Press Release no later than 9:00 A.M. Eastern Time on the first Trading Day following the Closing Date. The Company shall also file with the Commission a Current Report on Form 8-K (the "Form 8-K") describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Registration Rights Agreement, the form of Warrant and the Press Release) as soon as practicable following the Closing Date but in no event more than two (2) Trading Days following the Closing Date, which Press Release and Form 8-K shall be subject to prior review and comment by the Purchaser. "Trading Day" means any day during which the Nasdaq Capital Market (or other principal exchange on which the Common Stock is traded) shall be open for trading.

            Section 3.11 Disclosure of Material Information. The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide the Purchaser or any of its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

            Section 3.12 Form D. The Company agrees to file a Form D with respect to the Securities as required by Rule 506 under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing.

            Section 3.13 No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Securities being offered or sold hereunder) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act.

            Section 3.14 Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by the Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Common Stock. The pledge of Common Stock shall not be deemed to be a transfer, sale or assignment of the Common Stock hereunder, and the Purchaser shall not be required to provide the Company with any notice of such pledge or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided that the Purchaser and its pledgee shall be required to comply with the provisions of Article V hereof in order to effect a sale, transfer or assignment of Common Stock to such pledgee. At the Purchaser's expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Common Stock may reasonably request in connection with a pledge of the Common Stock to such pledgee by the Purchaser.

            Section 3.15 Confidentiality. Each party agrees that it will not disclose and it will cause its officers, directors, employees, representatives, agents, and advisers not to disclose, any Confidential Information (as hereinafter defined) with respect to the other party furnished, at any time or in any manner, provided that (i) any disclosure of such information may be made to which the Company and Purchaser consent in writing; and (ii) such information may be disclosed if so required by law or regulatory authority. "Confidential Information" means information or knowledge obtained in any due diligence or other investigation relating to the negotiation and execution of this Agreement, information relating to the terms of the transactions contemplated hereby and any information identified as confidential in writing from one party to the other; provided, however, that Confidential Information shall not include information or knowledge that (a) becomes generally available to the public absent any breach of this Section 3.15, (b) was available on a non-confidential basis to a party prior to its disclosure pursuant to this Agreement, or (c) becomes available on a non-confidential basis from a third party who is not bound to keep such information confidential.

            Section 3.16 Best Efforts. Each of the parties hereto shall use its best efforts to satisfy each of the conditions to be satisfied by it as provided in Sections 4.1 and 4.2 of this Agreement.

                                   ARTICLE IV

                                   CONDITIONS

            Section 4.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities. The obligation hereunder of the Company to close and issue and sell the Securities to the Purchaser at the Closing Date is subject to the satisfaction or waiver, at or before the Closing of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

            (a) Accuracy of the Purchaser's Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

            (b) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

            (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation by the Purchaser of any of the transactions contemplated by this Agreement.

            (d) Delivery of Purchase Price. The Purchaser shall have delivered to the Company the Purchase Price for the Shares.

            (e) Delivery of Transaction Documents. The Transaction Documents to which the Purchaser is a party shall have been duly executed by the Purchaser and delivered to the Company.

            (f) Contemporaneous Offering. Contemporaneously with the Closing, the Company shall have sold securities to one or more purchasers, for an aggregate minimum of $ _________ and an aggregate maximum of $_______. Such securities shall be sold on, and have, such terms and conditions as the Company shall determine in its sole discretion.

            Section 4.2 Conditions Precedent to the Obligation of the Purchaser to Close and to Purchase the Securities. The obligation hereunder of the Purchaser to purchase the Securities and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

            (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the Registration Rights Agreement shall be true and correct in all respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

            (b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

            (c) No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the Commission or the Nasdaq Capital Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities.

            (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

            (e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

            (f) Opinion of Counsel. The Purchaser shall have received an opinion of counsel to the Company, dated the date of such Closing, substantially in the form of Exhibit E hereto, with such exceptions and limitations as shall be reasonably acceptable to counsel to the Purchaser.

            (g) Shares and Warrant. Within three (3) Trading Days following the Closing Date, the Company shall have delivered to the Purchaser certificates representing the Shares (in such denominations as the Purchaser may request) and the Warrant (in such denominations as the Purchaser may request) duly executed by the Company, in each case, being acquired by the Purchaser at the Closing.

            (h) Secretary's Certificate. The Company shall have delivered to the Purchaser a secretary's certificate, dated as of the Closing Date, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Certificate, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

            (i) Officer's Certificate. On the Closing Date, the Company shall have delivered to the Purchaser a certificate signed by an executive officer on behalf of the Company, dated as of the Closing Date, confirming the accuracy of the Company's representations, warranties and its compliance with covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in paragraphs (b)-(e) of this Section 4.2 as of the Closing Date (provided that, with respect to the matters in paragraphs (d) and (e) of this Section 4.2, such confirmation shall be based on the knowledge of the executive officer after due inquiry).

            (j) Registration Rights Agreement. As of the Closing Date, the Company shall have duly executed and delivered the Registration Rights Agreement in the form of Exhibit B attached hereto.

            (k) Material Adverse Effect. No Material Adverse Effect shall have occurred at or before the Closing Date.

            (l) Contemporaneous Offering. Contemporaneously with the Closing, the Company shall have sold securities to one or more purchasers, for an aggregate minimum of $ _________ and an aggregate maximum of $_______. Such securities shall be sold on, and have, such terms and conditions as the Company shall determine in its sole discretion.

                                   ARTICLE V

                               CERTIFICATE LEGEND

            Section 5.1 Legend. Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR NUTRITION 21, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO NUTRITION 21, INC. THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

         The Company agrees, upon the Purchaser's reasonable request, to reissue certificates representing any of the Shares or Warrant Shares, without the legend set forth above (i) while a registration statement (including the Registration Statement to be filed pursuant to the Registration Rights Agreement) providing for the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible for sale under Rule 144(k) (to the extent that the Purchaser provides a certification or legal opinion to the Company to that effect), or (iv) if such legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Commission). Following the effective date of the Registration Statement (as defined in the Registration Rights Agreement) or at such earlier time as a legend is no longer required for the Registrable Securities (as defined in the Registration Rights Agreement), the Company will, promptly following the delivery by the Purchaser to the Company or the Company's transfer agent of a legended certificate representing such Securities, deliver or cause to be delivered to the Purchaser a certificate representing such Securities that is free from all restrictive legends. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Shares or Warrant Shares is required to be issued to the Purchaser without a legend, in lieu of delivering physical certificates representing the Shares or Warrant Shares, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, the Company shall cause its transfer agent to electronically transmit the Shares or Warrant Shares to the Purchaser by crediting the account of the Purchaser's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system (to the extent not inconsistent with any provisions of this Agreement).

                                   ARTICLE VI

                                 INDEMNIFICATION

            Section 6.1 General Indemnity. The Company agrees to indemnify and hold harmless the Purchaser (and its respective directors, officers, agents, managers, partners, members, shareholders, affiliates, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Purchaser and its directors, officers, agents, managers, partners, members, shareholders, affiliates, successors and assigns as a result of any inaccuracy in or breach of any of the representations, warranties or covenants made by the Company herein. The Purchaser agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Company and its directors, officers, affiliates, agents, successors and assigns as a direct result of any inaccuracy in or breach of the representations, warranties or covenants made by the Purchaser herein. The maximum aggregate liability of the Purchaser pursuant to its indemnification obligations under this Article VI shall not exceed the Purchase Price paid by the Purchaser.

            Section 6.2 Indemnification Procedure. Any party entitled to indemnification under this Article VI (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnifying party a conflict of interest between it and the indemnified party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified parties), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will not contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's reasonable costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent which consent shall not be unreasonably withheld. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

                                  ARTICLE VII

                                  MISCELLANEOUS

            Section 7.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company and the Purchaser hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Agreement or the other Transaction Documents, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

            Section 7.2 Specific Performance; Consent to Jurisdiction; Venue.

            (a) The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

            (b) The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and the Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury.

            Section 7.3 Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. Following the Closing, no provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 7.3 shall be binding upon the Purchaser (and their permitted assigns) and the Company.

            Section 7.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile (evidenced by a successful transmission) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:               Nutrition 21, Inc.
                                 4 Manhattanville Road
                                 Purchase, New York 10577-2197
                                 Attention: Chief Executive Officer and General
                                 Counsel
                                 Tel. No.: (914) 701-4500
                                 Fax No.: (914) 696-0860

with copies (which copies
shall not constitute notice
to the Company) to:              Oscar D. Folger, Esq.
                                 521 Fifth Avenue, 24th Floor
                                 New York, New York 10175
                                 Tel. No.: (212) 697-6464
                                 Fax No.: (212) 697-7833

If to the Purchaser:             CD Investment Partners, Ltd.
                                 Two North Riverside Plaza, Suite 720
                                 Chicago, Illinois 60606
                                 Attention: John D. Ziegelman
                                 Tel. No.: (312) 466-3226
                                 Fax No.: (312) 559-1288

With copies (which copies
shall not constitute notice
to the Company) to:              Greenberg Traurig, LLP
                                 77 W. Wacker Drive, Suite 2500
                                 Chicago, IL 60601
                                 Attention: Peter H. Lieberman and Todd A. Mazur
                                 Tel No.: (312) 456-8400
                                 Fax No.: (312) 456-8435

      Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other parties hereto in accordance with the provisions of this Section 7.4.

            Section 7.5 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

            Section 7.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

            Section 7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. Subject to Section 5.1 hereof, the Purchaser may assign the Securities and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company so long as the transferee is an "accredited investor" as defined in Regulation D under the Securities Act and agrees to be bound by all of the provisions of this Agreement and the other Transaction Documents.

            Section 7.8 No Third Party Beneficiaries. Except as expressly set forth in Article VI hereof, this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            Section 7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

            Section 7.10 Survival. The representations, warranties and covenants of the Company and the Purchaser shall survive the execution and delivery hereof and the Closing.

            Section 7.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

            Section 7.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Purchaser without the consent of the Purchaser, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement.

            Section 7.13 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

            Section 7.14 Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Warrant and the Registration Rights Agreement.

            Section 7.15 Delivery of Securities. Notwithstanding anything contained in this Agreement or any other Transaction Document to the contrary, unless otherwise directed in writing by the Purchaser, all of the Purchaser's securities purchased pursuant to this Agreement (and all securities which are issuable to the Purchaser pursuant to the terms of this Agreement or any other agreement or instrument entered into, or delivered, in connection with execution of this Agreement or the consummation of the transaction contemplated hereby) shall be registered in the name of the Purchaser, and the Company shall, and shall cause its agents and representatives to, deliver all certificates representing such securities to Goldman, Sachs & Co., One New York Plaza, New York, New York 10004, Attention: Justin Freedland, and copies of all certificates representing such securities shall be sent to the Purchaser in accordance with Section 7.4 of this Agreement.

            Section 7.16 Independent Nature of the Purchaser. The Company acknowledges that the obligations of the Purchaser under the Transaction Documents are several and not joint with the obligations of any third party purchaser of the Company's securities, and the Purchaser shall not be responsible in any way for the performance of the obligations of any third party purchaser of the Company's securities. The Company acknowledges that the decision of the Purchaser to purchase Securities pursuant to the Transaction Documents has been made by the Purchaser independently of any third party purchaser of the Company's securities. Nothing contained herein or in any other Transaction Document or any agreement of any such third party purchaser, and no action taken by the Purchaser pursuant to any of the Transaction Documents or any such third party purchaser pursuant thereto, shall be deemed to constitute the Purchaser and any third party purchaser of the Company's securities as a partnership, an association, a joint venture or any other kind of entity or group, or create a presumption that the Purchaser and any such third party purchaser of the Company's securities are in any way acting in concert or as a group with respect to any matters. The Purchaser acknowledges that no third party purchaser of the Company's securities has acted as agent for the Purchaser in connection with making its investment hereunder and that no third party purchaser of the Company's securities will be acting as agent of the Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. The Company acknowledges that the Purchaser shall be entitled to independently protect and enforce its rights, (including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents), and it shall not be necessary for any third party purchaser of the Company's securities to be joined as an additional party in any proceeding for such purpose. To the extent that any such third party purchasers purchase the same or similar securities as the Purchaser hereunder or on the same or similar terms and conditions or pursuant to the same or similar documents, all such matters are solely in the control of the Company, not the action or decision of the Purchaser, and would be solely for the convenience of the Company and not because it was required or requested to do so by the Purchaser or any such third party purchaser. For clarification purposes only and without implication that the contrary would otherwise be true, the transactions contemplated by the Transaction Documents include only the transaction between the Company and the Purchaser and do not include any other transaction between the Company and any other third party purchaser of the Company's securities. The Purchaser acknowledges that it has retained its own individual counsel with respect to the transactions contemplated by the Transaction Documents.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.


                                                NUTRITION 21, INC.


                                                By:_____________________________
                                                     Name:
                                                     Title:


                                                CD INVESTMENT PARTNERS, LTD.

                                                By: CD Capital Management, LLC
                                                Its: Investment Manager

                                                By:_____________________________
                                                     Name:
                                                     Title:

                                    EXHIBIT A
                                 FORM OF WARRANT

                                    EXHIBIT B
                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT C
               FORM OF STOCK CERTIFICATE AND WARRANT QUESTIONNAIRE

                               NUTRITION 21, INC.

Pursuant to the Common Stock and Warrant Purchase Agreement (the "Agreement") to be entered into among Nutrition 21, Inc. (the "Company") and CD Investment Partners, Ltd. (the "Purchaser"), please provide the information below. All capitalized terms not defined in this Questionnaire shall have the meanings assigned to them in the Agreement.


      The exact name that the Purchaser's Shares and Warrant are to be registered in (this is the name that will appear on your stock certificate(s)). A nominee name may be used if appropriate:

      -----------------------------------------------------------------

      The relationship between the Purchaser of the Shares and the Warrant and the registered holder listed in response to Item 1 above:

      -----------------------------------------------------------------



      The mailing address of the registered holder listed in response to Item 1 above:

      -----------------------------------------------------------------

      -----------------------------------------------------------------

      -----------------------------------------------------------------

      -----------------------------------------------------------------



      The Social Security Number or Tax Identification Number of the registered holder listed in response to Item 1 above:

      -----------------------------------------------------------------

                                    EXHIBIT D
                REGISTRATION STATEMENT/SUITABILITY QUESTIONNAIRE

                               NUTRITION 21, INC.

Pursuant to the Common Stock and Warrant Purchase Agreement (the "Agreement") to be entered into among Nutrition 21, Inc. (the "Company") and CD Investment Partners, Ltd. (the "Purchaser"), please provide the information below. All capitalized terms not defined in this Questionnaire shall have the meanings assigned to them in the Agreement.

PART A

In connection with the preparation of the Registration Statement (as defined in the Registration Rights Agreement), please provide us with the following information:


      Pursuant to the "Selling Stockholder" section of the Registration Statement, please state the Purchaser's name exactly as it should appear in the Registration Statement:

      -----------------------------------------------------------------------



      Please provide the number of shares of Common Stock that the Purchaser will own immediately after Closing, including those shares of Common Stock purchased by the Purchaser pursuant to the Agreement and those shares of Common Stock purchased by the Purchaser through other transactions:

      ------------------------------------------------------------------



      Please explain the nature of the beneficial ownership of the shares of Common Stock owned by the Purchaser organization, including any shares of Common Stock not held of record by the Purchaser:

      ------------------------------------------------------------------

      ------------------------------------------------------------------

      ------------------------------------------------------------------

      ------------------------------------------------------------------

      ------------------------------------------------------------------

      ------------------------------------------------------------------

      Please identify each natural person who will exercise sole or shared voting and/or dispositive power with respect to the shares of Common Stock owned by the Purchaser immediately after the Closing. Please also specify in what capacity such person(s) will exercise their voting and/or dispositive power with respect to such shares.

      -----------------------------------------------------------------
      NATURAL PERSON(S)                RELATIONSHIP TO PURCHASER
      -----------------------------------------------------------------

      -----------------------------------------------------------------

      -----------------------------------------------------------------

      -----------------------------------------------------------------

      -----------------------------------------------------------------

      -----------------------------------------------------------------

      -----------------------------------------------------------------

      Disclose the details of any rights to acquire shares of Common Stock that the Purchaser may have:

      ------------------------------------------------------------------

      ------------------------------------------------------------------

      ------------------------------------------------------------------

      ------------------------------------------------------------------

      ------------------------------------------------------------------

      ------------------------------------------------------------------


      Has the Purchaser had any material relationship within the past three years with the Company or its affiliates?

      Yes |_| No |_|


      If yes, please indicate the nature of any such relationships below:

      ------------------------------------------------------------------

      ------------------------------------------------------------------

      ------------------------------------------------------------------

      ------------------------------------------------------------------

      Is the Purchaser a broker-dealer registered with the SEC?

      Yes |_| No |_|



      Is the Purchaser affiliated with any registered broker-dealer?

      Yes |_| No |_|


      If yes, please identify such broker-dealer and explain the relationship that such registered broker-dealer has with the Purchaser (including details of any affiliation or other relationship).

      -----------------------------------------------------------------
      REGISTERED BROKER - DEALER              RELATIONSHIP TO PURCHASER
      -----------------------------------------------------------------

      -----------------------------------------------------------------

      -----------------------------------------------------------------

      -----------------------------------------------------------------

      -----------------------------------------------------------------

      -----------------------------------------------------------------

PART B

Please provide us with the following information, and we will use the Purchaser's responses to qualify the Purchaser for purposes of federal and state securities laws:


      I. IDENTIFICATION

      Name:
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      Address of principal place of business:

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      State (or Country) of formation or incorporation:

      Contact Person:...
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      Telephone Number:.
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      Facsimile Number:.
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      Email Address:....
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      Type of Entity (corporation, partnership, trust, etc.):

      Social Security or Taxpayer or Employer Identification Number:
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      II. STATUS AS AN ACCREDITED INVESTOR

Please confirm that the Purchaser is an "accredited investor" as defined under the Securities Act of 1933, as amended (the "Act"), by checking all applicable boxes to indicate the exemption qualifying you as an accredited investor, as provided in Rule 501(a) under the Securities Act of 1933, as amended.

      |_| a corporation, organization described in Section 501(c)(3) of the Internal Revenue Code, a Massachusetts or similar business trust or a partnership, in each case, not formed for the purpose of this investment, with total assets in excess of $5,000,000;

      |_| a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

      |_| a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

      |_| an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

      |_| a bank as defined in Section 3(a)(2) or a savings and loan association or other institution defined in Section 3(a)(5)(A) of the Act acting in either an individual or fiduciary capacity;

      |_| an insurance company as defined in Section 2(13) of the Securities
Act;

      |_| an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 whose investment decision is made by a fiduciary which is either a bank, savings and loan association, insurance company, or registered investment advisor, or whose total assets exceed $5,000,000, or, if a self-directed plan, a plan whose investment decisions are made solely by persons who are accredited investors;

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      |_| a director, executive officer or general partner of the issuer of the securities being offered or sold;

      |_| a natural person whose individual net worth, or joint net worth with your spouse, at the time of purchase exceeds $1,000,000;

      |_| a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with your spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

      |_| a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act;

      |_| an entity in which all the equity owners are accredited investors; or

      |_| other - Please describe:

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      III. RESIDENCE INFORMATION

            Please indicate the jurisdiction in which the Purchaser is chartered and the jurisdiction in which it maintains its principal offices:


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      IV. INVESTMENT REPRESENTATION

      Is the Purchaser purchasing the securities offered for itself and for investment purposes only?

      Yes |_| No |_|

      If no, please state for whom is the Purchaser investing and/or the reason for investing.

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      V SIGNATURE

      The above information is true and correct in all material respects and the undersigned recognizes that the Company and its counsel are relying on the truth and accuracy of such information in reliance on the exemption under the Securities Act. The undersigned agrees to notify the Company promptly of any changes in the foregoing information which may occur prior to the investment.


      Executed at _________________________,_____________________on ___________
      , 2006.


      Name of Entity:___________________________________________________________


      By: __________________________________
      (Signature)


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      (Name and title of signatory)


IF THE INVESTMENT WILL BE MADE BY MORE THAN ONE ENTITY, WHETHER OR NOT AFFILIATED, PLEASE COMPLETE A COPY OF THIS QUESTIONNAIRE FOR EACH ENTITY.


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                                    EXHIBIT E
                                 FORM OF OPINION

      1 The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

      2 The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Shares and the Warrant. The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company, its Board of Directors or its stockholders is required. Each of the Transaction Documents have been duly executed and delivered and each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms. The Shares are not subject to any preemptive rights under the Certificate of Incorporation or the Bylaws.

      3 The Shares and the Warrant have been duly authorized and, the Shares when delivered against payment in full as provided in the Purchase Agreement, will be validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon exercise of the Warrant have been duly authorized and reserved for issuance, and when delivered against payment in full as provided in the Warrant, will be validly issued, fully paid and nonassessable.

      4 The execution, delivery and performance of and compliance with the terms of the Transaction Documents and the issuance of the Shares and the Warrant do not (a) violate any provision of the Certificate of Incorporation or Bylaws, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party and which is known to us, (c) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment known to us to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (d) result in a violation of any Federal, state, local or foreign statute, rule, regulation, order, judgment, injunction or decree (including Federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clauses (a) and (d) above, for such conflicts, default, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

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      5 No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required under Federal, state or local law, rule or regulation in connection with the valid execution, delivery and performance of the Transaction Documents, or the offer, sale or issuance of the Shares and the Warrant other than filings as may be required by applicable Federal and state securities laws.

      6 To our knowledge, there is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of the Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. There is no action, suit, claim, investigation or proceeding pending, or to our knowledge, threatened, against or involving the Company or any of its properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such.

      7 The offer, issuance and sale of the Shares and the Warrant are exempt from the registration requirements of the Securities Act of 1933, as amended.

      8 The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.